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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 1999 relating to the financial statements, which appears in the 1999 Annual Report of Parker-Hannifin Corporation, which is incorporated by reference in Parker-Hannifin's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Cleveland, Ohio
January 27, 2000